UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2014

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant As Specified in Charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Boston Properties Limited Partnership (the “Company”) is revising its historical financial statements in connection with the Company’s changes to its reportable segments. Beginning on January 1, 2014, the properties that were historically part of the Company’s Princeton region have been reflected as the suburban component of the Company’s New York region for its reportable segments. Under Securities and Exchange Commission (“SEC”) disclosure requirements, the revision of the Company’s historical financial statements resulting from the changes to the Company’s reportable segments is required for previously issued annual financial statements for each of the three years presented in the Company’s last annual report on Form 10-K if the financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though the financial statements relate to periods prior to the date of the change in the Company’s reportable segments.

This Report on Form 8-K updates Items 8 and 15 of the Company’s Form 10-K to reflect the changes to the Company’s reporting segments as presented in Note 14 – Segment Information to the Company’s Consolidated Financial Statements, which is attached hereto as Exhibit 99.1. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

*23.1	Consent of Independent Registered Public Accounting Firm

*99.1	Revised financial information for the years ended December 31, 2013, 2012 and 2011 reflecting the changes to the Company’s reportable segments.

*101	The following materials from Boston Properties Limited Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Income, (iv) the Consolidated Statements of Partners’ Capital, (v) the Consolidated Statements of Cash Flows, (vi) the Notes to Consolidated Financial Statements and (vii) Schedule 3 – Real Estate and Accumulated Depreciation.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: June 3, 2014	By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Senior Vice President, Chief Financial Officer